UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   --------------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                   COMTEX NEWS NETWORK, INC.
     (Exact name of registrant as specified in its charter)

          DELAWARE                              13-3055012
     (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)

                 4900 Seminary Road, Suite 800
                   Alexandria, Virginia 22311
                         (703) 820-2000
      (Address, including zip code and telephone number,
                of Principal Executive Offices)

                   COMTEX NEWS NETWORK, INC.
               1997 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)

                        CHARLES W. TERRY
             President and Chief Executive Officer
                 Comtex Scientific Corporation
                 4900 Seminary Road, Suite 800
                         (703) 820-2000
                   Alexandria, Virginia 22311
            (Name, address, including zip code, and
  telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE


                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate      Amount of
to be          to be          Price Per      Offering       Registration
Registered     Registered     Share          Price          Fee

Common Stock
$.01 par       200,000        $0.17(1)       $34,000        $04.00
value

     (1) Estimated solely for purposes of calculating the registration fee. Based on the closing market price on December
24, 2002.

                            PART II.

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     COMTEX News Network, Inc. (the "Company" or the

"Registrant") hereby incorporates by reference into this

Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the

"Commission"):

     (a)  the Company's Quarterly Report on Form 10-Q for the

quarterly period ending September 30, 2002;

     (b)  the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002; and

     (c)  the Company's Current Information on Form 8-k's as of the

event dates of December 10, 2002 and December 20, 2002.

     (d)  All reports filed pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")

since the end of the fiscal year covered by the Annual Report referred to in (b) above.

Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement,

but prior to the filing of a post-effective amendment to this

Registration Statement which indicates that all securities

offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration

Statement and to be a part of this Registration Statement from the date of the filing of such document with the Commission.  Any statement contained in this Registration Statement or in a

document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained in any subsequently filed document incorporated herein by

reference which statement is also incorporated herein by

reference is inconsistent with such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration

Statement.



Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts & Counsel

     None.

Item 6.   Indemnification of Directors and Officers

     Articles NINTH and TENTH of the Certificate of Incorporation

of COMTEX News Network, Inc. (for purposes of this Item 6, the

"Corporation") set forth circumstances under which directors,

officers, employees and agents of the Registrant may be insured or indemnified against liability, or otherwise have their

liability limited, which they incur in their capacities as such:

     NINTH:


A.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action,

      suit or proceeding, whether civil, criminal,

      administrative or investigative (hereinafter a

      "proceeding"), by reason of the fact that he or she is or

      was a Director or an Officer of the Corporation or is or

      was serving at the request of the Corporation as a

      Director, Officer, employee or agent of another

      corporation or of a partnership, joint venture, trust or

      other enterprise, including service with respect to an

      employee benefit plan (hereinafter an "indemnitee"),

      whether the basis of such proceeding is alleged action in

      an official capacity as a Director, Officer, employee or

      agent or in any other capacity while serving as a

      Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case

      of any such amendment, only to the extent that such

      amendment permits the Corporation to provide broader indemnification rights than such law permitted the

      Corporation to provide prior to such amendment), against

      all expense, liability and loss (including attorneys'

      fees, judgments, fines, ERISA excise taxes or penalties

      and amounts paid in settlement) reasonably incurred or

      suffered by such indemnitee in connection therewith;

      provided, however, that, except as provided in Section C

      hereof with respect to proceedings to enforce rights to

      indemnification, the Corporation shall indemnify any such

      indemnitee in connection with a proceeding (or part

      thereof) initiated by such indemnitee only if such

      proceeding (or part thereof) was authorized by the Board

      of Directors of the Corporation.



B.    The right to indemnification conferred in Section A of

      this Article NINTH shall include the right to be paid by

      the Corporation the expenses incurred in defending any

      such proceeding in advance of its final disposition

      (hereinafter an "advancement of expenses"); provided,

      however, that, if the Delaware General Corporation Law

      requires, an advancement of expenses incurred by an

      indemnitee in his or her capacity as a Director or Officer

      (and not in any other capacity in which service was or is

      rendered by such indemnitee, including, without

      limitation, service to an employee benefit plan) shall be

      made only upon delivery to the Corporation of an

      undertaking (hereinafter an "undertaking"), by or on

      behalf of such indemnitee, to repay all amounts so

      advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such

      indemnitee is not entitled to be indemnified for such

      expenses under this Section or otherwise.  The rights to

      indemnification and to the advancement of expenses

      conferred in Sections A and B of this Article NINTH shall

      be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer,

      employee or agent and shall inure to the benefit of the

      indemnitee's heirs, executors and administrators.



C.     If a claim under Section A or B of this Article NINTH is

       not paid in full by the Corporation within sixty days

       after a written claim has been received by the

       Corporation, except in the case of a claim for an

       advancement of expenses, in which case the applicable

       period shall be twenty days, the indemnitee may at any

       time thereafter bring suit against the Corporation to

       recover the unpaid amount of the claim.  If successful in

       whole or in part in any such suit, or in a suit brought

       by the Corporation to recover an advancement of expenses

       pursuant to the terms of an undertaking, the indemnitee

       shall be entitled to be paid also the expense of

       prosecuting or defending such suit.  In (i) any suit

       brought by the indemnitee to enforce a right to

       indemnification hereunder (but not in a suit brought by

       the indemnitee to enforce a right to an advancement of

       expenses) it shall be a defense that, and (ii) in any

       suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the

       Corporation shall be entitled to recover such expenses

       upon a final adjudication that, the indemnitee has not

       met any applicable standard for indemnification set forth

       in the Delaware General Corporation Law.  Neither the

       failure of the Corporation (including its Board of

       Directors, independent legal counsel, or its

       stockholders) to have made a determination prior to the

       commencement of such suit that indemnification of the

       indemnitee is proper in the circumstances because the

       indemnitee has met the applicable standard of conduct set

       forth in the Delaware General Corporation Law, nor an

       actual determination by the Corporation (including its

       Board of Directors, independent legal counsel, or its

       stockholders) that the indemnitee has not met such

       applicable standard of conduct, shall create a

       presumption that the indemnitee has not met the

       applicable standard of conduct or, in the case of such a

       suit brought by the indemnitee, be a defense to such

       suit. In any suit brought by the indemnitee to enforce a

       right to indemnification or to an advancement of expenses

       hereunder, or by the Corporation to recover an

       advancement of expenses pursuant to the terms of an

       undertaking, the burden of proving that the indemnitee is

       not entitled to be indemnified, or to such advancement of

       expenses, under this Article NINTH or otherwise shall be

       on the Corporation.

D.     The rights to indemnification and to the advancement of

       expenses conferred in this Article NINTH shall not be

       exclusive of any other right which any person may have or

       hereafter acquire under any statute, the Corporation's

       Certificate of Incorporation, Bylaws, agreement, vote of

       stockholders or disinterested Directors or otherwise.



E.     The Corporation may maintain insurance, at its expense,

       to protect itself and any Director, Officer, employee or

       agent of the Corporation or another corporation,

       partnership, joint venture, trust or other enterprise

       against any expense, liability or loss, whether or not

       the Corporation would have the power to indemnify such

       person against such expense, liability or loss under the

       Delaware General Corporation Law.



F.     The Corporation may, to the extent authorized from time

       to time by the Board of Directors, grant rights to

       indemnification and to the advancement of expenses to any

       employee or agent of the Corporation to the fullest

       extent of the provisions of this Article NINTH with

       respect to the indemnification and advancement of

       expenses of Directors and Officers of the Corporation.

     TENTH:    A Director of this Corporation shall not be

personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director,

except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional

misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any

transaction from which the Director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.



     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.



Item 7.   Exemption From Registration Claimed

     Not Applicable.



Item 8.   Exhibits

     See Index to Exhibits.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or

sales are being made, a post-effective amendment to this

registration statement:

               (i)  To include any prospectus required by section

     10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or

     events arising after the effective date of the registration statement (or the most recent post-effective amendment

     thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

     registration statement;

              (iii) To include any material information with

     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)

do not apply if the information required to be included in a post-

effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of

1934 that are incorporated by reference in the registration

statement.

          (2)  That, for the purpose of determining any liability

under the Securities Act of 1933, each such post-effective

amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-

effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of

1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of

1934 that is incorporated by reference in the registration

statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising

under the Securities Act of 1933 may be permitted to directors,

officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as

expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the

registrant in the successful defense of any action, suit or

proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such

indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on December 31, 2002.

                                  Comtex News Network, Inc.


                                   /S/ CHARLES W. TERRY
                              By:  ----------------------------
                                   Charles W. Terry
                                   President and Chief Executive
                                   Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 31, 2002.



/S/ STEPHEN W. ELLIS               /S/ C.W. GILLULY
-----------------------------      ------------------------------
Stephen W. Ellis                   C.W. Gilluly, Ed.D.
Chairman                           Vice Chairman
(Principal Executive Officer)



/S/ ROBERT A. NIGRO                /S/ JOHN S. BRUNETTE
-----------------------------      ------------------------------
Robert A. Nigro                    John S. Brunette
Director                           Director



/S/ CHARLES W. TERRY               /S/ ERIK HENDRICKS
-----------------------------      ------------------------------
Charles W. Terry                   Erik Hendricks
Director; President                Director
and Chief Executive Officer

                            EXHIBITS

                               TO

                   Comtex News Network, Inc.

               REGISTRATION STATEMENT ON FORM S-8

                          Exhibit Index


The following exhibits are filed herewith as part of this Registration Statement:


Exhibit
  No.

 5.1  Opinion of Luse Gorman Pomerenk & Schick, Counsel to the
      Company as to the validity of the Common Stock offered hereunder.

23.1   Consent of Ernst & Young LLP

24.2   Consent of Luse Gorman Pomerenk & Schick (included in
       Exhibit 5.1)

99   COMTEX News Network, Inc. 1997 Employee Stock Purchase Plan
      (incorporated by reference from the Company's proxy filed on Form 14-A for the fiscal year ended June 30, 1997).